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                                                                EXHIBIT 23.5


[IDC LOGO]                               INTERNATIONAL DATA CORPORATION
                                         5 Speen Street
                                         Framingham, MA  01701
                                         (508) 872-8200
                                    Fax: (508) 935-4789
                               Web Site: http://www.idcresearch.com

                                Disclosure Form

International Data Corporation grants

Ron DiPrete (on behalf of theglobe.com, inc.)
---------------------------------------------
                          (Individual's Name)

of Fried, Frank, Harris, Shriver & Jacobson permission to disclose
   ----------------------------------------
select
  (Company's Name)

pages of International Data Corporation's publication, entitled

see attached*                                                  .
---------------------------------------------------------------

It is understood by both International Data Corporation and

                                             that the information will
--------------------------------------------
not
  (Company's Name)

be sold.  It is further understood International Data Corporation will be credited as the source of publication.  The original date of publication will be noted.



/s/ Michael Sullivan
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International Data Corporation         Date


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Requesting Individual, company         Date


*  The U.S. and Worldwide Forecast for Internet Usage and Commerce